Exhibit 10.1

NATURAL ALTERNATIVES INTERNATIONAL, INC.
NON-QUALIFIED INCENTIVE PLAN

1.     Establishment of Plan. Natural Alternatives International, Inc. (the “Company”) hereby adopts and establishes this, the Natural Alternatives International, Inc. Non-Qualified Incentive Plan (the “Plan”), which is an unfunded incentive plan for certain designated Directors, Employees, and Service Providers who provide services to the Company.

2.     Purpose of Plan. The purpose of the Plan is to provide the Company with a means of attracting and retaining highly qualified Directors, Employees, and Service Providers and aligning the interests of those individuals receiving an Award hereunder with the financial success of the Company. The Plan is not intended to be governed by ERISA as an “employee welfare benefit plan” or an “employee pension benefit plan.”

3.     Definitions.

(a)     “Account” means a bookkeeping account established in the name of each Participant and maintained by the Company to reflect the fair market value of an Award to the Participant.

(b)     “Award” means an unfunded, unsecured promise by the Company to pay to a Participant an amount equal to the vested Award, including earnings or losses thereon, if any, subject to the terms and conditions of this Plan, such amount being set forth in an Award Agreement.

(c)     “Award Agreement” means a written agreement between the Company and a Participant that specifies the amount of the Award to the Participant, the terms of the Award and any additional terms as determined by the Committee or the Board.

(d)     “Award Value” means the fair market value of Award at the Measurement Date, as determined by the Board, considering such factors as it considers appropriate. The Award Value shall be determined by the Board on the Measurement Date. Notwithstanding the foregoing, if a Change in Control occurs, the Award Value shall be equal to the total value of the Award as if any vesting condition set forth in the Award Agreement had been fulfilled.

(e)     “Beneficiary” means any person or entity, designated in accordance with Section 11.7, who is entitled to receive benefits which are payable upon or after a Participant’s death pursuant to the terms of the Plan and the Award Agreement.

(f)     “Board” means the Board of Directors of the Company, as constituted from time to time.

(g)     “Cause” means, if there is an employment or service agreement between the Participant and the Company and the agreement contains a definition of “Cause,” the definition contained therein; otherwise “Cause” shall mean:

(i)     the Participant’s conviction of a felony under Federal law or the law of the state in which such action occurred;

(ii)     the Participant’s dishonesty in the course of fulfilling his or her duties on behalf of the Company;

(iii)     the Participant’s disclosure of the Company’s trade secrets;

(iv)     the Participant’s gross negligence, intentional misconduct or fraud causing or partially causing the Company to have to restate all or a portion of its financial statements;

(v)     willful and deliberate failure of the Participant to perform his or her duties on behalf of the Company in any material respect;

(vi)     if the Participant’s violation of a confidentiality agreement or similar agreement between the Participant and the Company and any restrictive covenants applicable to the Participant with respect to his or her providing services to the Company; or

(vii)     such other events as shall be determined in good faith by the Committee or the Board.

The Committee or the Board shall have discretion to determine whether Cause exists in any given case that Cause as defined in this Plan exists, and its determination shall be final and binding on all parties.

(h)     “Change in Control” means the occurrence of one person (or more than one person acting as a group) acquiring ownership of the stock of the Company that, together with the Company stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, however, a Change in Control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company’s stock and acquires additional Company stock. Notwithstanding the foregoing, a Change in Control:

(i)     shall be determined pursuant to any equity compensation plan adopted by the Company and approved by the Company’s shareholders after the effective date of this Plan; and

(ii)     if there is “deferred compensation” subject to or excepted from Section 409A of the Code, shall not occur unless such transaction constitutes a Change in Control under Section 409A of the Code.

(i)     “Code” means the U.S. Internal Revenue Code of 1986, as amended, or any successor statute, and the Treasury regulations promulgated, and other authoritative guidance issued, thereunder.

(j)     “Committee” means the Human Resources Committee of the Board or, if no such Committee exists, the Board. Unless the Board chooses in its sole and absolute discretion, whenever the Committee acts pursuant to the terms of the Plan and any Award Agreement it shall do so in its sole and absolute discretion.

(k)     “Company” means Natural Alternatives International, Inc., a Delaware corporation, or its subsidiaries or affiliates, or any successor thereto.

(l)     “Director” means a member of the Board of Directors of the Company who is not an Employee.

(m)     “Disability” means a condition of a Participant as determined by the Committee or the Board on the basis of such evidence as the Committee or the Board deems warranted in its sole discretion under the circumstances in accordance with applicable law (if any). Notwithstanding the foregoing, for Awards that are subject to or excepted from Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

Natural Alternatives International, Inc.
Non-Qualified Incentive Plan

(n)     “Distribution Event” means an event the result of which a Participant will be entitled to receive a distribution of all or part of his or her vested Account balance. The Distribution Event shall be set forth in the Award Agreement.

(o)     “Effective Date” means July 16, 2020.

(p)     “Eligible Individual” means a Director, an Employee, or a Service Provider who is selected by the Committee or the Board to receive an Award pursuant to the Plan.

(q)     “Employee” means a common law employee of the Company, but excluding:

(i)     any Leased Employee;

(ii)     any person on the payroll of a third party with whom the Company has contracted for the provision of such person's services;

(iii)     any person who is a nonresident alien and receives no earned income from the Company that constitutes income from sources within the U.S. as defined in Section 410(b)(3)(C) of the Code; and

(iv)     any person classified as an independent contractor or consultant by the Company acting in its capacity as the employer, (regardless of the status of the individual for income tax withholding or other purposes) for any period during which he or she is so classified, even if such classification is later changed by a court, administrative agency, or prospectively by the Company.

(r)     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(s)     “Good Reason” means Separation from Service that occurs not more than 90 days following the initial existence of one or more of the following conditions arising without the Participant’s consent and the Company has no less than 30 days to cure one or more of the following conditions:

(i)     a material diminution in the Participant’s base compensation;

(ii)     a material diminution in the Participant’s authority, duties, or responsibilities;

(iii)     a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that a Participant report to a corporate officer or employee instead of reporting directly to the Board;

(iv)     a material diminution in the budget over which the Participant retains authority;

(v)     a material change in the geographic location at which the Participant must perform the services and/or

Natural Alternatives International, Inc.
Non-Qualified Incentive Plan

(vi)     any other action or inaction that constitutes a material breach by the Company of the agreement under which the Participant provides services;

provided, however, the amount, time and form of payment made because of a Separation from Service under this subsection is substantially identical to a payment made on an actual involuntary Separation from Service.

(t)     “Leased Employee” means any person (other than a common law employee of the Company) who, pursuant to an agreement between the Company and any other person (a "leasing organization"), has performed services for the Company or any related persons determined in accordance with Section 414(n)(6) of the Code on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction of or control by the Company. In the case of any person who is a Leased Employee (or who would qualify as a Leased Employee but for the requirement that substantially full-time service be performed for one year) before or after a period of service as an Employee, the entire period during which he has performed services as a Leased Employee shall be counted as service as an Employee for all purposes of the Plan, except that he shall not, by reason of that status, become a Participant of the Plan.

(u)     “Measurement Date” shall mean any date upon which a percent of an Award is valued, the vesting date, the Distribution Event, or such other time as the Committee or the Board shall determine in its sole and absolute discretion.

(v)     “Participant” means an Eligible Individual who is selected to participate in the Plan and receives an Award and any former Eligible Individual who continues to be entitled to a benefit under the Plan. An Eligible Individual becomes a Participant upon the Eligible Individual’s acknowledgement, execution, and delivery to the Company of the Award Agreement.

(w)     “Payment Date” means the date on which the Participant will receive a distribution of all or part of the Participant’s vested Account, including any earnings thereon, if any, in connection with a Distribution Event as set forth in the Participant’s Award Agreement.

(x)     “Plan” means the Natural Alternatives International, Inc. Non-Qualified Incentive Plan, as amended from time to time.

(y)     “Separation from Service” means the date upon which the Participant and the Company both anticipate at the time of separation that no further services will be performed for or on behalf of the Company. Notwithstanding the foregoing, a Separation from Service:

(i)     shall be determined pursuant to any equity compensation plan adopted by the Company and approved by the Company’s shareholders after the effective date of this Plan; and

(ii)     if there is “deferred compensation” subject to or excepted from Section 409A of the Code, shall not occur unless such event constitutes a Separation from Service under Section 409A of the Code.

(z)     “Service Provider” means an individual providing services on behalf of the Company as an independent contractor or a consultant and not as a common law employee.

(aa)     “Specified Employee” means an Employee who upon his or her Separation from Service is determined by the Committee or the Board or its delegate for purposes of Section 409A of the Code to be a key employee.

Natural Alternatives International, Inc.
Non-Qualified Incentive Plan

4.     Eligibility; Participation.

4.1     Requirements for Participation. The Committee or the Board may select Eligible Individuals for an Award.

4.2     Cessation of Participation. If a Participant ceases to be an Eligible Individual, then the Participant shall not receive any further Awards. However, such Participant’s Account may continue to reflect the Award Value until the occurrence of a Distribution Event or until the Account is subject to forfeiture as set forth in Section 7.2 and any other terms of which shall be determined by the Committee or the Board and set forth in the Award Agreement.

5.     Availability and Grant.

5.1     Grant of Awards.

(a)     The Committee or the Board may grant Awards to such Eligible Individuals in such amounts, at such times, and according to such conditions as the Committee or the Board determines.

(b)     The Company will not be required to set aside funds for the payment of any Award; provided, however, the Board may elect to set aside funds for the payment of an Award, which may or may not be credited with earnings and losses as the Committee or the Board determines.

(c)     At the time and in the manner set forth in the applicable Award Agreement, the distribution in cash shall be payable to the Participant only with respect to a vested Award. If such Award is forfeited, the Participant shall have no right to such distribution.

5.2     Award Agreement. Each Award to a Participant shall be evidenced by an Award Agreement, which shall set out the amount of the Award to the Participant and such other terms and conditions as determined by the Committee or the Board.

6.     Accounts.

6.1     Establishment of Accounts.

(a)     The Company shall establish and maintain an Account for each Participant. Each Participant’s Account shall be credited with the amount of any Award awarded pursuant to Section 5.1 and represented in an Award Agreement.

(b)     If pursuant to Section 5.1(b), the Board sets aside funds for the payment of any Award, each Award Account for which the Board elects to set aside funds for the payment of any such Award shall reflect such earnings and losses thereon if the Committee or the Board so determines that any Awards will be subject to earnings and losses.

6.2     Statements of Account. At such times and intervals as determined by the Committee or the Board, each Participant shall be provided with a statement setting forth the Award Value of his or her Account, which will be inclusive of earnings and losses, if any, in accordance with Section 6.1(b).

Natural Alternatives International, Inc.
Non-Qualified Incentive Plan

7.     Vesting.

7.1     Vesting. Participants shall become vested in the Award credited to his or her Account in accordance with the terms of the relevant Award Agreement, subject to the Participant remaining a member of the Board, in active full-time employment, or active service with the Company through the vesting date. Notwithstanding the foregoing, the Committee or the Board may provide in an Award Agreement that a Participant’s Award shall become vested if:

(a)     the Participant dies;

(b)     the Participant becomes Disabled;

(c)     the Participant is terminated without Cause;

(d)     the Participant voluntarily terminates with Good Reason; or

(e)     there is a Change in Control.

7.2     Forfeitures.

(a)     Notwithstanding any other provision contained herein, the Participant’s unvested Award shall be forfeited if he or she incurs a Separation from Service for Cause.

(b)     Except as provided in Section 7.3 or the underlying Award Agreement, if the Participant incurs a voluntary Separation from Service other than for Good Cause, all unvested Awards granted hereunder shall be forfeited.

7.3     Vesting – Discretion. Notwithstanding any other Plan provision contained herein or any provision in an Award Agreement, the Committee or the Board may, in its absolute discretion, accelerate the vesting of a Participant’s Award.

8.     Payment of Participant Accounts.

8.1     Payment of Vested Accounts. Payment of a Participant’s vested Account shall be made at the time and in the form set forth in the Award Agreement on the Payment Date of the Plan Year in which the Distribution Event occurs. Any payment from a Participant’s Account shall be made in a lump-sum cash amount equal to all or part of the vested Account adjusted for earnings or losses, if any.

8.2     Payment Delay.

(a)     To the extent permitted by Section 409A of the Code, payments will be delayed if making the payment on the Payment Date would jeopardize the ability of the Company to continue as a going concern. If payment is delayed, payment will be made during the first taxable year in which making the payment would not jeopardize the Company.

(b)     For as long as the shares of the Company’s common stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a Specified Employee, no distribution or payment of any amount that is due because of a Separation from Service will be issued or paid before the date that is six (6) months following the date of such Participant’s Separation from Service or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid as soon as administratively practicable and in accordance with Section 409A of the Code after such six (6) month period elapses. The balance (if any) shall be paid thereafter on the original schedule.

Natural Alternatives International, Inc.
Non-Qualified Incentive Plan

8.3     Determining Value of Accounts. The value of a Participant’s Account shall be determined as of the applicable Distribution Event and the Participant shall not be entitled to any increases in value thereafter.

9.     Plan Administration.

9.1     Administration by the Committee or the Board. The Plan shall be administered by the Committee or the Board, which shall have the authority to:

(a)     construe and interpret the Plan and apply its provisions;

(b)     promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c)     authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d)     select, subject to the limitations set forth in the Plan, those Directors, Employees, and Service Providers who shall be Eligible Individuals;

(e)     interpret, administer, reconcile any inconsistency in, correct any defect in, and/or supply any omission in the Plan and any instrument or agreement relating to the Plan;

(f)     exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan;

(g)     direct the investment of all or part of the Company’s funds set aside to fund the Plan, if any; and

(h)     establish investment criteria and appoint and provide for use of investment advisors and investment managers with respect to any of the Company’s funds set aside to fund the Plan, if any.

9.2     Non-Uniform Treatment. The Committee’s or the Board’s determinations under the Plan need not be uniform and any such determinations may be made selectively among Directors, Employees, and Service Providers.

9.3     Committee or Board Decisions Final. All decisions made by the Committee or the Board pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

9.4     Indemnification. No member of the Committee or the Board or any designee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan except for any liability arising from his or her own willful malfeasance, gross negligence, or reckless disregard of his or her duties.

Natural Alternatives International, Inc.
Non-Qualified Incentive Plan

10.     Amendment and Termination.

10.1     Amendment and Termination. The Board may, at any time, and in its sole and absolute discretion, alter, amend, modify, suspend, or terminate the Plan or any portion thereof; provided, however, that no such amendment, modification, suspension, or termination shall, without the consent of a Participant, adversely affect such Participant’s rights with respect to amounts credited to or accrued in his or her Account.

10.2      Acceleration – Discretion. The Committee or the Board may accelerate payment of all or a portion of a Participant's vested Account upon termination of the Plan in accordance with Treas. Reg. Section 1.409A-3(j)(4)(ix).

11.     Miscellaneous.

11.1     No Employment or Other Service Rights. Nothing in the Plan or any instrument executed pursuant thereto shall confer upon any Participant any right to continue to serve the Company or any subsidiary or affiliate of the Company or interfere in any way with the right of the Company or any subsidiary to terminate the Participant’s employment or service at any time with or without notice and with or without cause.

11.2     Other Benefits. Amounts paid under the Plan shall not be considered part of a Participant’s salary or compensation for purposes of determining or calculating other benefits under any other employee benefit plan or program of the Company.

11.3     Tax Withholding. The Company shall have the right to deduct from any amounts otherwise payable under the Plan any federal, state, local, or other applicable taxes required to be withheld.

11.4     Governing Law; Forum Selection. All questions arising with respect to the provisions of this Plan or an Award Agreement, or both, shall be determined by application of the laws of the State of Delaware, without giving any effect to any conflict of law provisions thereof, except to the extent preempted by Federal law. Any action or proceeding by either party to regarding this Plan or Award Agreement, or both, shall be brought only in any federal court located in the County of San Diego, State of California. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

11.5     Section 409A of the Code.

(a)     The Company intends that the Plan comply with the requirements of Section 409A of the Code and shall be operated and interpreted consistent with that intent. Notwithstanding the foregoing, the Company makes no representation that the Plan complies with Section 409A of the Code and shall have no liability to any Participant for any failure to comply with Section 409A of the Code. Each Participant is fully responsible for any and all taxes or other amounts imposed by Section 409A of the Code.

(b)     This Plan shall constitute an “account balance plan” as defined in Treas. Reg. Section 31.3121(v)(2)-1(c)(1)(ii)(A). For purposes of Section 409A of the Code, all amounts deferred under this Plan shall be aggregated with amounts deferred under other account balance plans.

Natural Alternatives International, Inc.
Non-Qualified Incentive Plan

11.6     Unfunded Benefit. All amounts provided under the Plan shall be paid from the general assets of the Company and unless the Board determines otherwise, no separate fund shall be established from which to make payment. To the extent that any person acquires a right to receive payment from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

11.7     Beneficiary Designation. Each Participant under the Plan may from time to time name a Beneficiary or Beneficiaries to receive the Participant’s interest in the Plan in the event of the Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee or the Board and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a Participant fails to designate a Beneficiary as set forth pursuant to the terms of this Section 11.7, then the Participant’s designated Beneficiary shall be deemed to be the Participant’s estate. Nothing in this Section 11.7 shall be interpreted to suggest a Participant may have a benefit under the Plan following the death of the Participant. All such determinations shall be made pursuant to the Plan and Award Agreement.

11.8     No Assignment. Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, anticipate, or otherwise encumber, transfer, hypothecate, or convey any amounts payable hereunder prior to the date that such amounts are paid (except for the designation of beneficiaries pursuant to Section 11.7).

11.9     Clawback Provisions. If it is determined by the Committee or the Board that gross negligence, intentional misconduct or fraud by a Participant caused or partially caused the Company to have to restate all or a portion of its financial statements, the Committee or the Board, in its absolute discretion, may, to the extent permitted by law, and to the extent it determines in its judgment it is in the best interests of the Company to do so, require repayment of a portion or all of any Award if: (1) the amount of the Award was calculated based upon, or contingent on, the achievement of financial or operating results that were the subject of or affected by the restatement; and (2) the amount of the Award would have been less had the financial statements been correct. The action permitted to be taken by the Committee or the Board under this Section 11.9 is in addition to, and not in lieu of, any and all other rights of the Board and/or the Company under applicable law and shall apply notwithstanding anything to the contrary in the Plan.

11.10     Severability. If any provision of the Plan is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected.

11.11     Headings and Subheadings. Headings and subheadings in the Plan are for convenience only and are not to be considered in the construction of the provisions hereof.

Natural Alternatives International, Inc.
Non-Qualified Incentive Plan

IN WITNESS WHEREOF, Natural Alternatives International, Inc. has adopted this Plan as of the Effective Date written above.

NATURAL ALTERNATIVES INTERNATIONAL, INC.

By: ___/s/ Kenneth E. Wolf________

Kenneth E. Wolf, President

Natural Alternatives International, Inc.
Non-Qualified Incentive Plan